Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, Baobing He, in his capacity as Chief Executive Officer of Liaoning Shuiyun Qinghe Rice Industry Co., Ltd. (the “Registrant”) does hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended October 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: December 20, 2022	/s/ Baobing He
Baobing He
Chief Executive Officer (Principal Executive Officer)